Exhibit 10.129

EXECUTION COPY

SENIOR PROMISSORY NOTE

$9,341,656.00	April 11, 2013

FOR VALUE RECEIVED, General Maritime Corporation, a Marshall Islands corporation (“Parent”), General Maritime Subsidiary Corporation, a Marshall Islands corporation (“GMR Sub”) and General Maritime Subsidiary II Corporation (“GMR Sub II” and, together with Parent and GMR Sub, each a “Borrower” and, collectively, the “Borrowers”), hereby promises to pay to OCM Marine Holdings TP, L.P. (the “Initial Lender”) or its permitted assigns (together with the Initial Lender, each a “Lender” and, collectively, the “Lenders”) on the Maturity Date, the principal sum of nine million three hundred forty one thousand six hundred fifty six dollars ($9,341,656.00) or such lesser principal amount thereof as may remain outstanding in lawful money of the United States of America in immediately available funds, and to pay interest from the date of issuance of this Note on the principal amount hereof from time to time outstanding, in like funds, at a rate or rates per annum and payable on such dates as determined pursuant to the terms of this Note.  Capitalized terms used herein without definition shall have the meanings ascribed thereto in Exhibit A attached hereto.

SECTION 1.                                                                         MATURITY DATE

The unpaid principal amount of this Note plus all accrued and unpaid interest hereon and all other amounts owed hereunder with respect thereto will be paid in full in cash on the Maturity Date.

SECTION 2.                                                                         TERMS OF THE NOTE

2.1                               Interest.

2.1.1                     This Note will bear interest at a rate equal to 12% per annum, from and including the date of issuance of this Note until the outstanding principal amount hereof, together with all accrued and unpaid interest thereon shall be paid in full in cash, in the manner specified in this Note. Upon the occurrence and during the continuance of any Event of Default hereunder, the interest rate on the principal amount of this Note shall increase immediately by an increment of two percentage points (2.0%), and any such increase in the interest rate shall terminate as of the close of business on the first date after imposition thereof on which no Event of Default exists, subject to subsequent increases as a result of the occurrence and continuance of any subsequent Event of Default.

2.1.2                     Interest with respect to this Note shall be payable in cash on the last day of each calendar month and on the Maturity Date. Under no circumstances shall the rate of interest chargeable under this Note be in excess of the maximum amount permitted by applicable laws of the State of New York. If for any reason any such excess interest is charged and paid, then the excess amount shall be promptly refunded by the Lenders to the Company.

2.1.3                     Interest on this Note shall be computed on the basis of a 365/366-day year.  In computing such interest, the date this Note is issued shall be included and the date of payment shall be excluded.

2.2                               Borrowing. Subject to the terms and conditions set forth in this Note, the Lenders hereby commit and shall, if requested by the Borrowers, lend to the Borrowers up to an aggregate outstanding principal amount of $9,341,656.00 from time to time prior to the Maturity Date. Such loans shall be made on the date of this Note or within five (5) Business Days when requested by the Borrowers. Notwithstanding the foregoing, the Initial Lender shall not have any commitment and may elect to make loans in its sole discretion.

2.3                               Optional Prepayments. This Note may be prepaid, at the Borrowers’ option, at any time prior to the Maturity Date, in whole or in part, without premium or penalty, except as set forth in Section 9.2. Subject to the other terms and conditions hereof (including Section 2.2), amounts borrowed under Section 2.2 may be repaid and reborrowed from time to time and amounts repaid under this Section 2.3 may be reborrowed from time to time. Each such reborrowing referenced in the previous sentence shall be made in accordance with Section 2.2.

2.4                               [Omitted.]

2.5                               Manner and Time of Payment.

2.5.1                     All payments by Borrowers under this Note of principal, interest and all other amounts hereunder shall be made in same day funds and delivered to the Lenders not later than 1:00 p.m. (California time) (or such later time as may be agreed to by Lenders) on the date such payment is due, with such payment to be made by wire transfer of immediately available funds to the account designated by Lenders to Borrowers in writing; provided that funds received by Lenders after 1:00 p.m. (California time) (or such later time as may be agreed to by Lenders) shall be deemed to have been paid by Borrowers on the next succeeding business day.

2.5.2                     Whenever any payment to be made hereunder shall be stated to be due on a day which is not a business day, the payment shall be made on the next succeeding business day and such additional period shall be included in the computation of the payment of interest hereunder.

SECTION 3.                                                                         REPRESENTATIONS AND WARRANTIES

As of the Closing Date and upon each drawing under the Note, the Note Parties represent and warrant that each of the representations and warranties contained in Section 7 of each of the Nordea Credit Agreements (as in effect on the date hereof) shall be true and correct in all material respects; provided, however, that any representation or warranty related to any item referenced on any schedule to either of the Nordea Credit Agreements shall be true and correct in all material respects as of the date originally referenced in the relevant Nordea Credit Agreement (as in effect on the date hereof); provided, further, that the foregoing shall not include those representations and warranties contained in the last sentence of Section 7.05(a), Sections 7.05(b), 7.05(c), 7.09, 7.11, 7.22, 7.23, 7.24 and 7.27 of the Nordea Credit Agreements.

SECTION 4.                                                                         CONDITIONS PRECEDENT

4.1                               Conditions to the Initial Extension of Credit. The obligation of any Lender to make its initial extension of credit hereunder is subject to the satisfaction of the following conditions precedent:

4.1.1                     Executed Note.  Receipt of executed counterparties of this Note, each properly executed by a responsible officer of each Note Party.

4.1.2                     [Omitted.]

4.1.3                     Corporate Authorizations. The Lenders shall have received copies of corporate or other resolutions approving the execution and performance of the Note.

4.1.4                     Fees. The Upfront Fee shall have been paid by the Borrowers to the Initial Lender.

4.2                               Conditions to Each Extension of Credit. The obligation of any Lender to make any extension of credit hereunder (including the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

4.2.1                     Representations and Warranties. Each of the representations and warranties made by any Note Party in Section 3 hereto shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) on and as of such date as if made on and as of the date of extension of credit hereunder, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such earlier date.

4.2.2                     No Default. No Default or Event of Default shall have occurred and be continuing on the date of extension of credit hereunder or immediately after giving effect to the extensions of credit requested to be made on such date.

SECTION 5.                                                                         COVENANTS.

5.1                               Affirmative Covenants. Each of the affirmative covenants contained in Section 8 of each of the Nordea Credit Agreements (as in effect on the date hereof) is hereby incorporated herein by reference for the benefit of the holder of the Note; provided, however, that the foregoing shall not include those affirmative covenants contained in the Sections 8.01(d), 8.11, 8.12 and 8.14 of the Nordea Credit Agreements.

5.2                               Negative Covenants. Each of the negative covenants contained in Section 9 of each of the Nordea Credit Agreements (as in effect on the date hereof) is hereby incorporated herein by reference for the benefit of the holder of this Note; provided, however, that the foregoing shall not include those negative covenants contained in the Sections 9.09 and 9.16 of the Nordea Credit Agreements.

5.3                               Delivery of Opinion. Parent (or its board of directors or a committee thereof (the “Board”)) shall exercise commercially reasonable efforts to procure, within thirty (30) days after the Closing Date (or such later date as the Initial Lender shall agree in its sole discretion), an opinion, issued by an independent financial advisor or valuation firm of national recognition satisfactory to the Initial Lender, substantially to the effect that the terms of this Note were, as of the Closing Date, fair, from a financial point of view, to the holders of common stock of the Parent (other than OCM Marine Holdings TP, L.P. and its affiliates); provided, that Parent shall not be obligated to incur more than $300,000 in procuring any such opinion. To the extent Parent or the Board cannot, despite its commercially reasonable efforts, procure such an opinion (or a substantially similar opinion) as a result of the unwillingness of any such financial advisor or valuation firm to deliver such an opinion (but for the avoidance of doubt other than due to Parent’s failure to pay any fees or expenses of such person), the Initial Lender agrees to cooperate with the Note Parties to use commercially reasonable efforts to revise the terms of the Note to the minimum extent necessary to make possible the delivery of such an opinion (it being understood that any such revised terms shall be binding upon the Note Parties and each Lender).

SECTION 6.                                                                                EVENTS OF DEFAULT AND REMEDIES

6.1                               Events of Default. It shall be an “Event of Default” if one or more of the following events shall occur and be continuing:

6.1.1                     [Omitted.]

6.1.2                     Non-Payment. Borrowers fails (i) to pay when and as required to be paid herein, any amount of principal, including, without limitation, after the Maturity Date or (ii) to pay within three (3) Business Days after the same shall become due, interest, any fee or any other amount payable hereunder; or

6.1.3                     Cross Default. Any “Event of Default” (under and as defined in each of the Nordea Credit Agreements) shall occur and be continuing; or

6.1.4                     Representations and Warranties. Any representation, warranty or certification by or on behalf of any Note Party or any of their subsidiaries made or deemed made under Section 3 herein shall prove to have been incorrect in any material respect (without duplication of any materiality qualifiers contained therein) on or as of the date made or deemed to be made.

6.1.5                     Covenant and Other Defaults. Any Note Party or subsidiary of any Note Party fails to perform or observe any term, covenant or agreement contained in Section 5 or elsewhere in this Note and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur or (i) the date upon which an officer of any Note Party becomes aware of such default or (ii) the date upon which notice thereof is given to any Note Party by any Lender.

THEN, Upon the occurrence of any Event of Default, the Required Lenders may, upon written notice to Borrowers, declare this Note to be due and payable, whereupon the unpaid principal amount of this Note, together with accrued interest thereon, shall automatically become immediately due and payable, without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers.

6.2                               Remedies. In addition, and without prejudice, to the rights and remedies of Lenders set forth in Section 6.1 herein, upon the occurrence and during the continuance of any Event of Default, the Required Lenders may:

(a)                                 declare all or any portion of any Lender’s commitment to extend extensions of credit hereunder to be suspended or terminated, whereupon such commitments shall forthwith be suspended or terminated; and/or

(b)                                 exercise any and all rights and remedies of a lender under all applicable laws, rules, regulations and orders.

SECTION 7.                                                                         MISCELLANEOUS

7.1                               Right of Set-off. If an Event of Default shall have occurred and be continuing, Lenders and their affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such affiliate to or for the credit or the account of the Note Parties against any and all of the Obligations now or hereafter existing under this Note to Lenders, and irrespective of whether or not Lenders shall have made any demand under this Note and although such obligations of the Note Parties may be contingent or unmatured. The rights of Lenders and their affiliates under this Section 7.1 are in addition to other rights and remedies (including other rights of setoff) that Lenders or their affiliates may have.

7.2                               Amendments, Waivers and Events of Default.  Except as otherwise set forth herein, no amendment, modification, termination, waiver or consent to departure of any provision of this Note shall in any event be effective without the prior written consent of the Required Lenders and the Note Parties. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on the Note Parties in any case shall entitle the Note Parties to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 7.2 shall be binding upon all present and future permitted holders of this Note.

7.3                               Transfers; Successors and Assigns. This Note may be assigned or transferred by the Lenders to any person or entity with the consent of Borrowers (which consent shall not be unreasonably withheld or delayed and shall not be required (i) if any Event of Default is then in existence or (ii) if such assignment or transfer is made to an existing Lender or any affiliate or investment fund of any Lender, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the assignor within five Business Days after having received notice thereof). Borrowers shall not be permitted to assign or transfer any of their rights, liabilities or obligations hereunder without the prior written consent of Lenders, and any such assignment or transfer without Lenders’ prior written consent shall be null and void in all respects. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under this Section 7.3.

7.4                               Heading. Section and subsection headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or be given any substantive effect.

7.5                               Applicable Law.  This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws.

7.6                               Consent to Jurisdiction. Any action or proceeding relating to this Note shall be brought in any court of competent jurisdiction in New York, New York, and the Note Parties (and by their acceptance of delivery of this Note, Lenders and any other permitted holder of this Note) for that purpose (i) irrevocably and unconditionally attorns and submits to the jurisdiction of such courts; (ii) irrevocably waives any right to, and shall not, oppose any such New York, New York action or proceeding on any jurisdictional basis, including forum non conveniens; and (iii) agrees not to oppose the enforcement against it in any other jurisdiction of any judgment or order duly obtained from a court located in New York, New York as contemplated hereby. Notwithstanding the foregoing, nothing in this Section 7.6 shall affect the right of Lenders or any of its designees to serve process in any manner permitted by applicable law or commence legal proceedings or otherwise proceed against the Note Parties in any other jurisdiction

7.7                               Waiver of Jury Trial.  The Note Parties (and by their acceptance of delivery of this Note, Lenders and any other permitted holder of this Note) waive, to the fullest extent permitted by law, trial by jury in any litigation arising out of or related to this Note.

7.8                               Entirety. This Note embodies the entire agreement among the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

7.9                               No Strict Construction. The language used in this Note shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person or entity. The use of the word “including” and “includes” in this Note shall be by way of example rather than by limitation.

7.10                        No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the Note Parties and Lenders and their respective permitted successors and assigns, any rights or remedies under or by reason of this Note.

7.11                        Waiver of Notice, Etc. Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by this Note. The nonexercise by the holders of this Note of any of their rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.  Any notice to be given to the Note Parties or Lenders shall be deemed effective only if in writing and delivered by personal service or delivered to an overnight courier service, with guaranteed next day delivery or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile to the addresses indicated below or such other address as may be provided by notice hereunder:

If to the Lender:

c/o Oaktree Capital Management, L.P.

333 South Grand Ave., 28th Floor

Los Angeles, CA 90071

Attn: Amy Rice

Facsimile: (213) 830-6394

with a copy to

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attn: Samantha Good

Facsimile: (415) 439-1500

Attn: Hamed Meshki

Facsimile: (213) 808-8145

If to the Note Parties:

General Maritime Corporation

299 Park Avenue

New York, NY 10171

Attn: Leonard J. Vrondissis

Facsimile: (212) 763-5644

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attn: Kenneth Chin

Facsimile: (212) 715-8278

7.12                        Further Assurances. The Note Parties hereby agree from time to time, as and when requested by the Lenders, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Lenders may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Note and any other documents or agreements executed or otherwise delivered in connection herewith.

SECTION 8                                                                            GUARANTY AND SECURITY

8.1                               The Guaranty. Each of the Guarantors hereby jointly and severally guarantees to each Lender, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof (for each Guarantor, subject to the following paragraph, its “Guaranteed Obligations”). The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein the obligations of each Guarantor under this Note shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable debtor relief laws.

8.2                               Obligations Unconditional. The obligations of the Guarantors under Section 8.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Note, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 8.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers or any other Guarantor for amounts paid under this Section 8 until such time as the Obligations have been paid in full. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

a)             at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

b)             any of the acts mentioned in any of the provisions of the Note shall be done or omitted;

c)              the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under the Note related to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

d)             any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lenders exhaust any right, power or remedy or proceed against any person under the Note.

8.3                               Reinstatement. The obligations of each Guarantor under this Section 8 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any debtor relief laws or otherwise, and each Guarantor agrees that it will indemnify the Lenders on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any debtor relief law.

8.4                               Certain Additional Waivers. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 8.2.

8.5                               Remedies. The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 6 for purposes of Section 8.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other person) shall forthwith become due and payable by the Guarantors for purposes of Section 8.1.

8.6                               Guaranty of Payment; Continuing Guaranty. The guaranty in this Section 8 is a guaranty of payment and not of collection, is a continuing guaranty, and shall apply to the Obligations whenever arising.

SECTION 9                                                                            FEES

The following fees shall be due and payable by the Borrowers to the Initial Lender:

9.1                                      Upfront Fee. An upfront fee of 2.0% of the aggregate amount of the Note, payable in cash in immediately available funds on the Closing Date (the “Upfront Fee”). The Upfront Fee shall be refunded by the Initial Lender to the Borrowers in the event that the Note is prepaid in full on or prior to the date that is 60 days after the Closing Date.

9.2                               Exit Fee. Commencing with the date that is 61 days after the Closing Date, an exit fee of 2.5% on the principal amount of the Note permanently repaid to the Initial Lender, payable in cash in immediately available funds upon the termination or permanent repayment of any portion of the Note.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Note Parties have executed and delivered this Note on the date set forth above.

GENERAL MARITIME CORPORATION,
as Borrower

By:	/s/ Leonard J. Vrondissis
Name:	Leonard J. Vrondissis
Title:	Executive Vice President and Chief Financial Officer

GENERAL MARITIME SUBSIDIARY CORPORATION,
as Borrower

By:	/s/ Leonard J. Vrondissis
Name:	Leonard J. Vrondissis
Title:	President

GENERAL MARITIME SUBSIDIARY II CORPORATION,
as Borrower

By:	/s/ Leonard J. Vrondissis
Name:	Leonard J. Vrondissis
Title:	President

ARLINGTON TANKERS LTD.,
as Guarantor

By:	/s/ Leonard J. Vrondissis
Name:	Leonard J. Vrondissis
Title:	Director

[GMR - Signature Page to Senior Promissory Note]

Acknowledged and Agreed:

OCM MARINE HOLDINGS TP, L.P.,
as Initial Lender

By:	OCM Marine GP CTB, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ B. James Ford
	Name:	B. James Ford
Its:

By:	/s/ Adam Pierce
	Name:	Adam Pierce
Its:

[GMR - Signature Page to Senior Promissory Note]

Exhibit A

DEFINITIONS

“$273M Credit Agreement” means that certain Second Amended and Restated Credit Agreement (as amended. modified, and/or supplemented in accordance with the terms thereof), dated as of May 17, 2012, among, inter alios, Parent, General Maritime Subsidiary II Corporation, as borrower thereunder, General Maritime Subsidiary Corporation, Arlington Tankers, Ltd., the lenders party thereto from time to time and Nordea Bank Finland PLC, New York Branch as administrative agent and collateral agent

“$508M Credit Agreement” means that certain Third Amended and Restated Credit Agreement (as amended. modified, and/or supplemented in accordance with the terms thereof), dated as of May 17, 2012, among, inter alios, Parent, General Maritime Subsidiary Corporation, as borrower thereunder, General Maritime Subsidiary II Corporation, Arlington Tankers, Ltd., the lenders party thereto from time to time and Nordea Bank Finland PLC, New York Branch as administrative agent and collateral agent.

“Board” has the meaning set forth in Section 5.3 of this Note.

“Borrower” has the meaning set forth in the preamble to this Note.

“Business Day” means any day other than a Saturday, Sunday or other day on which federal reserve banks in New York are authorized or required by law to close.

“Closing Date” means April 11, 2013.

“Collateral Vessel” has the meaning assigned to such term in each of the Nordea Credit Agreements.

“Event of Default” has the meaning set forth in Section 6 of this Note.

“Guaranteed Obligations” has the meaning set forth in Section 8.1 of this Note.

“Guarantors” means, initially, Arlington Tankers Ltd., a Bermuda corporation and, upon the reasonable request of the Required Lenders, any other subsidiary of Parent (other than the Borrowers) that does not own a Collateral Vessel.

“Initial Lender” has the meaning set forth in the preamble to this Note.

“Lender” has the meaning set forth in the preamble to this Note.

“Maturity Date” means April 11, 2014.

“Note” means the Note to which this Exhibit A is attached.

“Nordea Credit Agreements” means the $273M Credit Agreement and the $508M Credit Agreement.

“Note Parties” means the Borrowers and the Guarantors.

“Obligations” means, in each case whether now existing or hereafter arising, (a) the principal of and interest on the Note and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Note Parties to the Lenders of every kind, nature and description arising under or in respect of the Note, or any documents or agreements executed, delivered or issued in connection with the Note, and whether or not evidenced by any note, and whether or not for the payment of money, including, without limitation, fees and expenses required to be paid pursuant to any of the foregoing.

“Required Lenders” shall mean Lenders holding an amount greater than 50% of the outstanding principal amount of the Note.

“Upfront Fee” has the meaning set forth in Section 9.1